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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in the Prospectuses constituting parts of the Registration Statements on Form S-3 (Nos. 033-58121, 333-00539, 333-18043, 333-22935, 333-23733 and 333-42239) and Form S-4 (No.
333-52773) and in the Registration Statements on Form S-8 (Nos. 333-37435, 33-64198, 333-5273-1 and 333-50919) of Dana Corporation of our report dated January 21, 1998, except for the business combination with Echlin Inc. which is as of November 6, 1998, relating to the consolidated financial statements of Dana Corporation which appears in this Current Report on Form 8-K of Dana Corporation. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 40 of this Form 8-K.


PRICEWATERHOUSECOOPERS LLP

Toledo, Ohio
November 6, 1998




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